Exhibit 99.1

October 18, 2021

PACWEST BANCORP ANNOUNCES RESULTS FOR THE THIRD QUARTER OF 2021

FOR IMMEDIATE RELEASE

THIRD QUARTER 2021 RESULTS

$140.0M	$1.17	$167.8M	21.03%
Net Earnings	Diluted Earnings per Share	PPNR	ROATE

THIRD QUARTER 2021 HIGHLIGHTS

•	Net Earnings of $140.0 Million or $1.17 Per Diluted Share
•	Core Deposits Up $1.1 Billion or 4.1% in 3Q21; Represents 92% of Total Deposits
•	Loan Growth of $1.0 Billion or 5.2%; Excluding PPP Loan Activity, Loan Growth of $1.3 Billion or 7.1%
•	Civic Loan Production of $481 Million in 3Q21, Compared to $423 Million in 2Q21
•	PPNR of $167.8 Million, Up 8.3% Compared to 2Q21
•	Provision for Credit Losses Benefit of $20.0 Million in 3Q21 Compared to Benefit of $88.0 Million in 2Q21
•	Net Interest Income (TE) of $279.8 Million in 3Q21, Compared to $270.1 Million in 2Q21
•	Noninterest Income of $51.3 Million in 3Q21, Compared to $40.4 Million in 2Q21, With Continued Strength in Warrant Income
•	Noninterest Expense of $159.4 Million in 3Q21, Up 5% From 2Q21, Driven Mainly By Higher Compensation Expense
•	Classified and Special Mention Loans Fell $5.7 Million and $39.7 Million, Respectively, From 2Q21
•	ACL Ratio of 1.36% and ALLL Ratio of 0.99%; Excluding PPP Loans, ACL Ratio of 1.38% and ALLL Ratio of 1.01%
•	Net Charge-offs of $0.4 Million (1 bp of Average Loans and Leases)
•	Cost of Deposits Decreased 2 bps to 8 bps
•	Loan and Lease Production of $2.4 Billion, Up From $1.7 Billion in 2Q21; WAC of 4.24% vs. 4.55% in 2Q21
•	Strong Capital Position – CET1 Ratio of 10.15% and Total Capital Ratio of 14.36% at 3Q21
•	Tangible Book Value Per Share Increased From $21.95 at 2Q21 to $22.57 at 3Q21

CEO COMMENTARY

Matt Wagner, President and CEO, commented, “For the second consecutive quarter, we experienced significant loan growth as loans grew $1.0 billion to an all-time high of $20.5 billion. Deploying approximately $3 billion of excess liquidity into higher-yielding securities and loans during the third quarter resulted in a $9.5 million increase in net interest income and helped drive a $12.8 million increase in our pre-tax pre-provision net revenue compared to the second quarter.”

“We continued to experience strong deposit growth as core deposits grew by $1.1 billion during the third quarter while our cost of average total deposits moved into the single digits at 8 basis points.”

“Credit quality continues to improve with net recoveries year-to-date and continued decreases in special mention and classified loans and leases, along with improved economic conditions related to the CECL forecast which resulted in a provision benefit for the third consecutive quarter.”

“We are excited about the acquisition of the Homeowners Association Services Division of MUFG Union Bank, N.A. which closed on October 8th. The approximately $4.1 billion of stable, low-cost deposits enhances our franchise value, further diversifies our deposit portfolio, and will become more valuable in a rising rate environment.”

(1) Non-GAAP measure

FINANCIAL HIGHLIGHTS

`	At or For the			At or For the
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	Increase	September 30,		Increase
Financial Highlights (1)	2021	2021	(Decrease)	2021	2020	(Decrease)

	(Dollars in thousands, except per share data)
Net earnings (loss)	$139,996	$180,512	$(40,516)	$470,914	$(1,354,404)	$1,825,318
Diluted earnings (loss) per share	$1.17	$1.52	$(0.35)	$3.96	$(11.60)	$15.56
Pre-provision, pre-goodwill impairment, pre-tax net revenue ("PPNR") (2)	$167,766	$154,929	$12,837	$478,657	$483,223	$(4,566)
Return on average assets	1.55%	2.11%	(0.56)	1.86%	(6.65)%	8.51
PPNR return on average assets (2)	1.86%	1.81%	0.05	1.89%	2.37%	(0.48)
Return on average tangible equity (2)	21.03%	29.25%	(8.22)	25.20%	7.16%	18.04

Yield on average loans and leases (tax equivalent)	5.01%	5.18%	(0.17)	5.13%	5.18%	(0.05)
Cost of average total deposits	0.08%	0.10%	(0.02)	0.10%	0.32%	(0.22)
Net interest margin ("NIM") (tax equivalent)	3.33%	3.40%	(0.07)	3.46%	4.13%	(0.67)
Efficiency ratio	47.2%	47.9%	(0.7)	47.2%	42.9%	4.3

Total assets	$35,885,676	$34,867,987	$1,017,689	$35,885,676	$28,426,716	$7,458,960
Loans and leases held for investment, net of deferred fees	$20,511,020	$19,506,257	$1,004,763	$20,511,020	$19,026,200	$1,484,820
Noninterest-bearing demand deposits	$12,881,806	$11,252,286	$1,629,520	$12,881,806	$9,346,744	$3,535,062
Core deposits	$28,140,708	$27,038,161	$1,102,547	$28,140,708	$21,117,629	$7,023,079
Total deposits	$30,559,745	$29,647,034	$912,711	$30,559,745	$23,965,695	$6,594,050

As percentage of total deposits:
Noninterest-bearing demand deposits	42%	38%	4	42%	39%	3
Core deposits	92%	91%	1	92%	88%	4

Equity to assets ratio	10.92%	11.03%	(0.11)	10.92%	12.26%	(1.34)
Common equity tier 1 capital ratio	10.15%	10.41%	(0.26)	10.15%	10.45%	(0.30)
Total capital ratio	14.36%	14.99%	(0.63)	14.36%	13.74%	0.62
Tangible common equity ratio (2)	7.79%	7.80%	(0.01)	7.79%	8.71%	(0.92)
Book value per share	$32.77	$32.17	$0.60	$32.77	$29.42	$3.35
Tangible book value per share (2)	$22.57	$21.95	$0.62	$22.57	$20.09	$2.48

(1) The operations of Civic are included from its February 1, 2021 acquisition date.

(2) Non-GAAP measure.

INCOME STATEMENT HIGHLIGHTS

NET INTEREST INCOME

Net interest income increased by $9.5 million to $275.8 million for the third quarter of 2021 compared to $266.3 million for the second quarter of 2021 due mainly to higher income on investment securities and loans and leases primarily resulting from higher average balances as we deploy our excess liquidity. Income on investment securities increased by $6.8 million in the third quarter of 2021 due to a $1.6 billion increase in the average balance of investment securities, partially offset by an 11 basis point decrease in the yield on average investment securities. Income on loans and leases increased $2.2 million in the third quarter of 2021 due to a $613.3 million increase in the average balance of loans and leases, partially offset by a 17 basis point decrease in the yield on average loans and leases. The tax equivalent yield on average loans and leases was 5.01% for the third quarter of 2021 compared to 5.18% for the second quarter of 2021. The decrease in the tax equivalent yield on average loans and leases was due primarily to lower nonaccrual interest recapture of $2.6 million, lower loan prepayment fees of $1.7 million, and higher loan premium amortization of $0.8 million.

The tax equivalent NIM was 3.33% for the third quarter of 2021 compared to 3.40% for the second quarter of 2021. The decrease in the NIM was due primarily to the change in the earning assets mix driven by the increase in the investment portfolio as a percentage of earning assets. The average balance of investment securities increased by $1.6 billion to $8.0 billion, the average balance of deposits in financial institutions decreased by $690.0 million to $5.7 billion, and the average balance of loans and leases increased by $613.3 million in the third quarter of 2021. The increase in average balances of investment securities and loans and leases was the result of prudently deploying some of our excess liquidity ahead of the closing of the acquisition of the HOA Services Division of MUFG Union Bank that added approximately $4.1 billion of deposits on October 8th. Excess liquidity continues to negatively impact the tax equivalent NIM, however, we saw the impact decrease from approximately 73 basis points in the second quarter of 2021 to approximately 57 basis points in the third quarter of 2021.

The cost of average total deposits decreased to 0.08% in the third quarter of 2021 from 0.10% in the second quarter of 2021. The lower cost of average total deposits was due primarily to the $894 million increase in the average balance of noninterest-bearing deposits.

PROVISION FOR CREDIT LOSSES

The following table presents details of the provision for credit losses for the periods indicated:

	Three Months Ended
	September 30,	June 30,	Increase
Provision for Credit Losses	2021	2021	(Decrease)

	(In thousands)
(Reduction in) addition to allowance for loan and lease losses	$(21,500)	$(72,000)	$50,500
Addition to (reduction in) reserve for unfunded loan commitments	1,500	(16,000)	17,500
Total provision for credit losses	$(20,000)	$(88,000)	$68,000

The provision for credit losses benefit was $20.0 million for the third quarter of 2021 compared to a benefit of $88.0 million for the second quarter of 2021. The third quarter benefit reflected improvement in both macro-economic forecast variables and loan portfolio credit quality metrics, partially offset by increased provisions for unfunded commitments and loan growth.

Noninterest Income

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	September 30,	June 30,	Increase
Noninterest Income	2021	2021	(Decrease)

	(In thousands)
Service charges on deposit accounts	$3,407	$3,452	$(45)
Other commissions and fees	11,792	10,704	1,088
Leased equipment income	10,943	10,847	96
Gain on sale of loans and leases	-	1,422	(1,422)
Gain on sale of securities	515	-	515
Other income:
Dividends and gains on equity investments	8,387	5,394	2,993
Warrant income	13,578	5,650	7,928
Other	2,723	2,902	(179)
Total noninterest income	$51,345	$40,371	$10,974

Noninterest income increased by $11.0 million to $51.3 million for the third quarter of 2021 compared to $40.4 million for the second quarter of 2021 due primarily to increases of $7.9 million in warrant income and $3.0 million in dividends and gains on equity investments. Warrant income increased due to a higher number of and dollar amount of gains on warrant exercises given the active capital markets. Dividends and gains on equity investments increased due primarily to higher gains on sales of equity investments and higher income distributions on SBIC investments, offset partially by lower net fair value gains on equity investments still held.

Noninterest Expense

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	September 30,	June 30,	Increase
Noninterest Expense	2021	2021	(Decrease)

	(In thousands)
Compensation	$98,061	$90,807	$7,254
Occupancy	14,928	14,784	144
Data processing	7,391	7,758	(367)
Other professional services	5,164	5,256	(92)
Insurance and assessments	3,685	3,745	(60)
Intangible asset amortization	2,890	2,889	1
Leased equipment depreciation	8,603	8,614	(11)
Foreclosed assets expense (income), net	165	(119)	284
Acquisition, integration and reorganization costs	200	200	-
Customer related expense	4,538	4,973	(435)
Loan expense	4,180	4,031	149
Other	9,616	8,812	804
Total noninterest expense	$159,421	$151,750	$7,671

Noninterest expense increased by $7.7 million to $159.4 million for the third quarter of 2021 compared to $151.8 million for the second quarter of 2021 due primarily to an increase of $7.3 million in compensation expense attributable mainly to higher bonus and incentives expense related to increased warrant income, the growth in loans and deposits in the third quarter of 2021, and overall year-to-date performance.

Income Taxes

The effective income tax rate was 25.4% in the third quarter of 2021 compared to 25.7% in the second quarter of 2021. The effective income tax rate for the full year 2021 is estimated to be in the range of 25% to 27%.

BALANCE SHEET HIGHLIGHTS

Deposits and Client Investment Funds

The following table presents the composition of our deposit portfolio as of the dates indicated:

	September 30, 2021		June 30, 2021		September 30, 2020
		% of		% of		% of
Deposit Composition	Balance	Total	Balance	Total	Balance	Total

	(Dollars in thousands)
Noninterest-bearing demand	$12,881,806	42%	$11,252,286	38%	$9,346,744	39%
Interest checking	7,168,472	24%	7,394,472	25%	4,657,511	20%
Money market	7,463,261	24%	7,777,199	26%	6,539,313	27%
Savings	627,169	2%	614,204	2%	574,061	2%
Total core deposits	28,140,708	92%	27,038,161	91%	21,117,629	88%
Non-core non-maturity deposits	960,438	3%	1,122,971	4%	1,123,909	5%
Total non-maturity deposits	29,101,146	95%	28,161,132	95%	22,241,538	93%
Time deposits $250,000 and under	882,551	3%	913,371	3%	1,047,621	4%
Time deposits over $250,000	576,048	2%	572,531	2%	676,536	3%
Total time deposits	1,458,599	5%	1,485,902	5%	1,724,157	7%
Total deposits	$30,559,745	100%	$29,647,034	100%	$23,965,695	100%

At September 30, 2021, core deposits totaled $28.1 billion or 92% of total deposits, including $12.9 billion of noninterest-bearing demand deposits or 42% of total deposits. Core deposits increased by $1.1 billion or 4.1% in the third quarter of 2021 driven by continued strong deposit growth from our venture banking and community banking clients.

In addition to deposit products, we also offer alternative, non-depository cash investment options for select clients. These alternative options include investments managed by Pacific Western Asset Management Inc. (“PWAM”), our registered investment advisor subsidiary, and third-party sweep products. Total off-balance sheet client investment funds at September 30, 2021 were $1.4 billion, of which $1.0 billion was managed by PWAM.

Loans and Leases

The following table presents roll forwards of loans and leases held for investment, net of deferred fees, for the periods indicated:

	Three Months Ended		Nine Months Ended
Roll Forward of Loans and Leases Held	September 30,	June 30,	September 30,
for Investment, Net of Deferred Fees (1)	2021	2021	2021

	(Dollars in thousands)
Balance, beginning of period	$19,506,257	$18,979,228	$19,083,377
Additions:
Production	2,406,024	1,663,151	5,681,952
Disbursements	1,349,333	1,662,644	4,034,963
Total production and disbursements	3,755,357	3,325,795	9,716,915
Reductions:
Payoffs	(1,732,621)	(1,969,118)	(5,337,003)
Paydowns	(1,013,867)	(802,222)	(2,883,507)
Total payoffs and paydowns	(2,746,488)	(2,771,340)	(8,220,510)
Sales	(2,175)	(26,610)	(101,426)
Transfers to foreclosed assets	(415)	-	(1,062)
Charge-offs	(1,516)	(816)	(6,320)
Transfers to loans held for sale	-	-	(25,554)
Total reductions	(2,750,594)	(2,798,766)	(8,354,872)
Loans acquired through Civic acquisition	-	-	65,600
Net increase (decrease)	1,004,763	527,029	1,427,643
Balance, end of period	$20,511,020	$19,506,257	$20,511,020

Weighted average rate on production (2)	4.24%	4.55%	4.37%

(1)	Includes direct financing leases but excludes equipment leased to others under operating leases.
(2)	The weighted average rate on production presents contractual rates on a tax equivalent basis and excludes amortized fees. Amortized fees added approximately 40 basis points to loan yields in 2021.

Loans and leases held for investment, net of deferred fees, increased by $1.0 billion or 5.2% in the third quarter of 2021 to $20.5 billion at September 30, 2021. Excluding PPP loan activity, loans grew by $1.3 billion or 7.1%. The overall increase in the loans and leases balance for the third quarter of 2021 was primarily due to increases in the income producing and other residential, real estate construction and land and asset-based portfolios partially offset by a reduction in the venture capital portfolio and other commercial portfolio due to PPP loan forgiveness. The PPP forgiveness in the third quarter of 2021 was $338 million, down from $506 million in the second quarter of 2021. Net fees for PPP loans were $7.9 million in the third quarter of 2021 down slightly from the $8.8 million in the second quarter of 2021. Remaining PPP loans totaled $272 million as of September 30, 2021 with $7.7 million of net fees to amortize over the remaining life of the loans. The weighted average rate on the $2.4 billion of new production for the third quarter of 2021 decreased to 4.24% from 4.55% in the second quarter of 2021 due to the loan mix.

The following table presents the composition of loans and leases held for investment by loan portfolio segment and class, net of deferred fees, as of the dates indicated:

	September 30, 2021		June 30, 2021		September 30, 2020
		% of		% of		% of
Loan and Lease Portfolio	Balance	Total	Balance	Total	Balance	Total

	(In thousands)
Real estate mortgage:
Commercial	$3,694,597	18%	$3,792,198	19%	$4,192,466	22%
Income producing and other residential	5,886,360	29%	4,620,822	24%	3,684,579	19%
Total real estate mortgage	9,580,957	47%	8,413,020	43%	7,877,045	41%
Real estate construction and land:
Commercial	992,003	5%	930,785	5%	1,241,647	7%
Residential	2,659,870	13%	2,574,799	13%	2,182,100	11%
Total real estate construction and land	3,651,873	18%	3,505,584	18%	3,423,747	18%
Total real estate	13,232,830	65%	11,918,604	61%	11,300,792	59%
Commercial:
Asset-based	3,661,769	18%	3,550,903	18%	3,153,048	17%
Venture capital	1,632,861	8%	1,749,432	9%	1,637,132	9%
Other commercial	1,577,592	7%	1,921,909	10%	2,572,994	13%
Total commercial	6,872,222	33%	7,222,244	37%	7,363,174	39%
Consumer	405,968	2%	365,409	2%	362,234	2%
Total loans and leases held for investment, net of deferred fees	$20,511,020	100%	$19,506,257	100%	$19,026,200	100%

Total unfunded loan commitments	$8,480,599		$7,891,875		$7,178,506

Allowance for Credit Losses

The following tables present roll forwards of the allowance for credit losses for the periods indicated:

	Three Months Ended September 30, 2021
	Allowance for	Reserve for	Total
Allowance for Credit	Loan and	Unfunded Loan	Allowance for
Losses Rollforward	Lease Losses	Commitments	Credit Losses

	(In thousands)
Beginning balance	$225,600	$74,571	$300,171
Charge-offs	(1,516)	-	(1,516)
Recoveries	1,149	-	1,149
Net charge-offs	(367)	-	(367)
Provision	(21,500)	1,500	(20,000)
Ending balance	$203,733	$76,071	$279,804

	Three Months Ended June 30, 2021
	Allowance for	Reserve for	Total
Allowance for Credit	Loan and	Unfunded Loan	Allowance for
Losses Rollforward	Lease Losses	Commitments	Credit Losses

	(In thousands)
Beginning balance	$292,445	$90,571	$383,016
Charge-offs	(816)	-	(816)
Recoveries	5,971	-	5,971
Net recoveries	5,155	-	5,155
Provision	(72,000)	(16,000)	(88,000)
Ending balance	$225,600	$74,571	$300,171

The following table presents allowance for credit losses information as of and for the dates and periods indicated:

	September 30,	June 30,	Increase
Allowance for Credit Losses	2021	2021	(Decrease)

	(Dollars in thousands)
Allowance for loan and lease losses	$203,733	$225,600	$(21,867)
Reserve for unfunded loan commitments	76,071	74,571	1,500
Allowance for credit losses	$279,804	$300,171	$(20,367)

Provision for credit losses (for the quarter)	$(20,000)	$(88,000)	$68,000
Net charge-offs (recoveries) (for the quarter)	$367	$(5,155)	$5,522
Net charge-offs (recoveries) to average loans and leases (for the quarter)	0.01%	(0.11)%
Allowance for loan and lease losses to loans and leases held for investment	0.99%	1.16%
Allowance for loan and lease losses to loans and leases held for investment, excluding PPP loans	1.01%	1.19%
Allowance for credit losses to loans and leases held for investment	1.36%	1.54%
Allowance for credit losses to loans and leases held for investment, excluding PPP loans	1.38%	1.59%

The allowance for credit losses decreased by $20.4 million in the third quarter of 2021 to $279.8 million at September 30, 2021. The decrease in the allowance for credit losses during the third quarter of 2021 was attributable to a provision for credit losses benefit of $20.0 million and $0.4 million in net charge-offs. The allowance for credit losses ratio, excluding PPP loans, of 1.38% remains robust and significantly higher than the pre-pandemic level of 0.97% as of the January 1, 2020 CECL adoption date.

Net charge-offs were $0.4 million for the third quarter of 2021. Gross charge-offs of $1.5 million were reduced by recoveries of $1.1 million.

Net recoveries were $5.2 million for the second quarter of 2021. Gross charge-offs of $0.8 million were reduced by recoveries of $6.0 million.

On a year-to-date basis for the nine months ended September 30, 2021, net recoveries were $2.1 million. Gross charge-offs of $6.3 million were reduced by recoveries of $8.4 million.

CREDIT QUALITY

The following table presents loan and lease credit quality metrics as of the dates indicated:

	September 30,	June 30,	Increase
Credit Quality Metrics	2021	2021	(Decrease)

	(Dollars in thousands)
NPAs and Performing TDRs:
Nonaccrual loans and leases held for investment (1)	$64,507	$56,803	$7,704
Accruing loans contractually past due 90 days or more	-	-	-
Foreclosed assets, net	13,364	13,227	137
Total nonperforming assets ("NPAs")	$77,871	$70,030	$7,841

Performing TDRs held for investment	$36,750	$40,129	$(3,379)

Nonaccrual loans and leases held for investment to loans and leases held for investment	0.31%	0.29%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.38%	0.36%
Allowance for credit losses to nonaccrual loans and leases held for investment	433.8%	528.4%

Loan and Lease Credit Risk Ratings:
Pass	$19,873,050	$18,822,938	$1,050,112
Special mention	496,366	536,052	(39,686)
Classified	141,604	147,267	(5,663)
Total loans and leases held for investment, net of deferred fees	$20,511,020	$19,506,257	$1,004,763

Classified loans and leases held for investment to loans and leases held for investment	0.69%	0.75%

(1) Nonaccrual loans include SBA guaranteed amounts of $20.1 million at September 30, 2021 and $24.2 million at June 30, 2021.

Since pro-actively downgrading certain loans at the onset of the pandemic in the first quarter of 2020, special mention loans and leases have decreased by $402.3 million from their peak in the first quarter of 2020, while classified loans and leases have decreased by $151.6 million from their peak in the second quarter of 2020, and each have continued a steady decline in the third quarter of 2021. Nonaccrual loans and leases increased by $7.7 million to $64.5 million in the third quarter of 2021 due primarily to an increase in nonaccrual short-term, single-family residential renovation loans, however $7.5 million of such nonaccrual loans paid off in the first week of October.

The following table presents nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by loan portfolio segment and class as of the dates indicated:

	September 30, 2021		June 30, 2021		Increase (Decrease)
		Accruing		Accruing		Accruing
		and 30-89		and 30-89		and 30-89
		Days Past		Days Past		Days Past
	Nonaccrual	Due	Nonaccrual	Due	Nonaccrual	Due

	(Dollars in thousands)
Real estate mortgage:
Commercial	$25,615	$676	$32,065	$-	$(6,450)	$676
Income producing and other residential	7,547	3,760	6,133	2,179	1,414	1,581
Total real estate mortgage	33,162	4,436	38,198	2,179	(5,036)	2,257
Real estate construction and land:
Commercial	-	-	284	-	(284)	-
Residential	19,918	12,809	1,934	22,714	17,984	(9,905)
Total real estate construction and land	19,918	12,809	2,218	22,714	17,700	(9,905)
Commercial:
Asset-based	1,605	-	1,973	-	(368)	-
Venture capital	2,348	1,670	2,717	-	(369)	1,670
Other commercial	6,979	340	11,337	270	(4,358)	70
Total commercial	10,932	2,010	16,027	270	(5,095)	1,740
Consumer	495	1,042	360	1,454	135	(412)
Total held for investment	$64,507	$20,297	$56,803	$26,617	$7,704	$(6,320)

CAPITAL

The following table presents certain actual capital ratios and ratios excluding PPP loans:

	September 30, 2021
			Excluding		June 30,
			PPP		2021
	Actual (1)		Loans (1)		Actual
PacWest Bancorp Consolidated:
Tier 1 leverage capital ratio	8.05	% (3)	8.15	% (4)	7.67%
Common equity tier 1 capital ratio	10.15%		10.15%		10.41%
Tier 1 capital ratio	10.65	% (3)	10.65%		10.41%
Total capital ratio	14.36%		14.36%		14.99%
Tangible common equity ratio (2)	7.79%		7.85	% (4)	7.80%

(1)	Capital information for September 30, 2021 is preliminary.
(2)	Non-GAAP measure.
(3)	The increase in our consolidated Tier 1 capital ratio during the third quarter of 2021 was due in part to a reassessment of a Basel III implementation rule that permitted the grandfathering of certain trust preferred securities as Tier 1 capital. As a result, $131 million of trust preferred securities were reclassified from Tier 2 capital to Tier 1 capital during the third quarter of 2021. This change increased the Tier 1 leverage capital ratio by approximately 38 basis points and increased the Tier 1 capital ratio by approximately 50 basis points.
(4)	PPP loans have been excluded from total assets in the denominator as they are zero risk-weighted.

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with over $35 billion in assets headquartered in Los Angeles, California, with an executive office in Denver, Colorado, with one wholly-owned banking subsidiary, Pacific Western Bank (the “Bank”). The Bank has 69 full-service branches located in California, one branch located in Durham, North Carolina, and one branch located in Denver, Colorado. The Bank provides community banking products including lending and comprehensive deposit and treasury management services to small and medium-sized businesses conducted primarily through our California-based branch offices and Denver, Colorado branch office. The Bank offers national lending products including asset-based, equipment, and real estate loans and treasury management services to established middle-market businesses on a national basis. The Bank provides venture banking products including a comprehensive suite of financial services focused on entrepreneurial and venture-backed businesses and their venture capital and private equity investors, with offices located in key innovative hubs across the United States. The Bank also offers financing of non-owner-occupied investor properties through Civic Financial Services a wholly-owned subsidiary. The Bank also offers a specialized suite of services for the HOA industry. For more information about PacWest Bancorp or Pacific Western Bank, visit www.pacwest.com.

FORWARD LOOKING STATEMENTS

This communication contains certain forward-looking information about PacWest that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about future financial and operational results, expectations, or intentions are forward-looking statements. Such statements are based on information available at the time of the communication and are based on current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control. The ongoing COVID-19 pandemic has adversely affected PacWest, its employees, customers and third-party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity and prospects is uncertain. The risks from the COVID-19 pandemic have decreased as the pandemic subsides, however, new variants may continue to impact key macro-economic indicators such as unemployment and GDP and may have a material impact on our allowance for credit losses and related provision for credit losses. Continued deterioration in general business and economic conditions could adversely affect PacWest’s revenues and the values of its assets, including goodwill, and liabilities, lead to a tightening of credit, and increase stock price volatility. In addition, PacWest’s results could be adversely affected by changes in interest rates, sustained high unemployment rates, deterioration in the credit quality of its loan portfolio or in the value of the collateral securing those loans, deterioration in the value of its investment securities, the magnitude of individual loan losses on security monitoring loans, and legal and regulatory developments. Actual results may differ materially from those set forth or implied in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by PacWest with the U.S. Securities and Exchange Commission.

We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

	September 30,	June 30,	September 30,
	2021	2021	2020

	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$174,585	$179,505	$187,176
Interest-earning deposits in financial institutions	3,524,613	5,678,587	2,766,020
Total cash and cash equivalents	3,699,198	5,858,092	2,953,196

Securities available-for-sale, at estimated fair value	9,276,926	7,198,608	4,532,614
Federal Home Loan Bank stock, at cost	17,250	17,250	17,250
Total investment securities	9,294,176	7,215,858	4,549,864

Loans held for sale	-	-	-

Gross loans and leases held for investment	20,588,255	19,580,731	19,101,680
Deferred fees, net	(77,235)	(74,474)	(75,480)
Total loans and leases held for investment, net of deferred fees	20,511,020	19,506,257	19,026,200
Allowance for loan and lease losses	(203,733)	(225,600)	(345,966)
Total loans and leases held for investment, net	20,307,287	19,280,657	18,680,234

Equipment leased to others under operating leases	334,275	313,574	286,425
Premises and equipment, net	47,246	39,541	40,544
Foreclosed assets, net	13,364	13,227	13,747
Goodwill	1,204,118	1,204,118	1,078,670
Core deposit and customer relationship intangibles, net	15,533	18,423	26,813
Other assets	970,479	924,497	797,223
Total assets	$35,885,676	$34,867,987	$28,426,716

LIABILITIES:
Noninterest-bearing deposits	$12,881,806	$11,252,286	$9,346,744
Interest-bearing deposits	17,677,939	18,394,748	14,618,951
Total deposits	30,559,745	29,647,034	23,965,695
Borrowings	-	6,625	60,000
Subordinated debt	862,447	861,788	463,282
Accrued interest payable and other liabilities	545,050	505,859	451,508
Total liabilities	31,967,242	31,021,306	24,940,485
STOCKHOLDERS' EQUITY (1)	3,918,434	3,846,681	3,486,231
Total liabilities and stockholders’ equity	$35,885,676	$34,867,987	$28,426,716

Book value per share	$32.77	$32.17	$29.42
Tangible book value per share (2)	$22.57	$21.95	$20.09
Shares outstanding	119,579,566	119,555,102	118,489,927

(1) Includes net unrealized gain on securities available-for-sale, net	$98,859	$145,516	$155,474
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (LOSS)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020

	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$246,722	$244,529	$240,811	$732,795	$750,940
Investment securities	40,780	33,954	24,443	104,999	77,927
Deposits in financial institutions	2,580	2,022	654	6,130	2,448
Total interest income	290,082	280,505	265,908	843,924	831,315

Interest expense:
Deposits	6,417	7,269	9,887	21,186	51,209
Borrowings	101	265	27	559	8,124
Subordinated debt	7,722	6,663	4,670	18,760	16,632
Total interest expense	14,240	14,197	14,584	40,505	75,965

Net interest income	275,842	266,308	251,324	803,419	755,350
Provision for credit losses	(20,000)	(88,000)	97,000	(156,000)	329,000
Net interest income after provision for credit losses	295,842	354,308	154,324	959,419	426,350

Noninterest income:
Service charges on deposit accounts	3,407	3,452	2,570	9,793	7,232
Other commissions and fees	11,792	10,704	10,541	31,654	30,373
Leased equipment income	10,943	10,847	9,900	33,144	34,188
Gain on sale of loans and leases	-	1,422	35	1,561	468
Gain on sale of securities	515	-	5,270	616	13,167
Other income	24,688	13,946	9,936	59,777	20,782
Total noninterest income	51,345	40,371	38,252	136,545	106,210

Noninterest expense:
Compensation	98,061	90,807	75,131	268,750	198,323
Occupancy	14,928	14,784	14,771	43,766	43,472
Data processing	7,391	7,758	6,505	22,106	20,061
Other professional services	5,164	5,256	4,713	15,546	13,117
Insurance and assessments	3,685	3,745	3,939	12,333	17,561
Intangible asset amortization	2,890	2,889	3,751	8,858	11,581
Leased equipment depreciation	8,603	8,614	7,057	26,186	21,364
Foreclosed assets expense (income), net	165	(119)	335	47	255
Acquisition, integration and reorganization costs	200	200	-	3,825	-
Customer related expense	4,538	4,973	4,762	14,329	13,102
Loan expense	4,180	4,031	3,499	11,404	9,528
Goodwill impairment	-	-	-	-	1,470,000
Other expense	9,616	8,812	8,939	34,157	29,973
Total noninterest expense	159,421	151,750	133,402	461,307	1,848,337

Earnings (loss) before income taxes	187,766	242,929	59,174	634,657	(1,315,777)
Income tax expense	47,770	62,417	13,671	163,743	38,627
Net earnings (loss)	$139,996	$180,512	$45,503	$470,914	$(1,354,404)

Basic and diluted earnings (loss) per share	$1.17	$1.52	$0.38	$3.96	$(11.60)
Dividends declared and paid per share	$0.25	$0.25	$0.25	$0.75	$1.10

PACWEST BANCORP AND SUBSIDIARIES

NET EARNINGS (LOSS) PER SHARE CALCULATIONS

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2021	2021	2020	2021	2020

	(In thousands, except per share data)
Basic Earnings (Loss) Per Share:
Net earnings (loss)	$139,996	$180,512	$45,503	$470,914	$(1,354,404)
Less: earnings allocated to unvested restricted stock (1)	(2,417)	(3,172)	(578)	(7,930)	(1,603)
Net earnings (loss) allocated to common shares	$137,579	$177,340	$44,925	$462,984	$(1,356,007)

Weighted average basic shares and unvested restricted stock outstanding	119,569	119,386	118,438	119,272	118,469
Less: weighted average unvested restricted stock outstanding	(2,340)	(2,356)	(1,684)	(2,235)	(1,596)
Weighted average basic shares outstanding	117,229	117,030	116,754	117,037	116,873

Basic earnings (loss) per share	$1.17	$1.52	$0.38	$3.96	$(11.60)

Diluted Earnings (Loss) Per Share:
Net earnings (loss) allocated to common shares	$137,579	$177,340	$44,925	$462,984	$(1,356,007)

Weighted average diluted shares outstanding	117,229	117,030	116,754	117,037	116,873

Diluted earnings (loss) per share	$1.17	$1.52	$0.38	$3.96	$(11.60)

(1)	Represents cash dividends paid to holders of unvested stock, net of forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	September 30, 2021			June 30, 2021			September 30, 2020
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost	Balance	Expense	Cost
	(Dollars in thousands)
Assets:
Loans and leases (1)(2)	$19,670,671	$248,485	5.01%	$19,057,420	$246,147	5.18%	$19,195,737	$241,547	5.01%
Investment securities (3)	8,047,098	42,952	2.12%	6,492,721	36,111	2.23%	4,107,915	26,015	2.52%
Deposits in financial institutions	5,657,768	2,580	0.18%	6,347,764	2,022	0.13%	2,554,349	654	0.10%
Total interest-earning assets (1)	33,375,537	294,017	3.50%	31,897,905	284,280	3.57%	25,858,001	268,216	4.13%
Other assets	2,496,127			2,428,207			2,077,192
Total assets	$35,871,664			$34,326,112			$27,935,193

Liabilities and Stockholders' Equity:
Interest checking	$7,372,859	2,042	0.11%	$7,235,726	2,394	0.13%	$4,904,614	2,019	0.16%
Money market	8,662,449	2,997	0.14%	8,484,933	3,318	0.16%	7,170,842	3,081	0.17%
Savings	620,079	38	0.02%	598,225	36	0.02%	565,395	35	0.02%
Time	1,475,307	1,340	0.36%	1,498,169	1,521	0.41%	1,876,072	4,752	1.01%
Total interest-bearing deposits	18,130,694	6,417	0.14%	17,817,053	7,269	0.16%	14,516,923	9,887	0.27%
Borrowings	238,335	101	0.17%	225,446	265	0.47%	181,315	27	0.06%
Subordinated debt	862,272	7,722	3.55%	735,725	6,663	3.63%	462,375	4,670	4.02%
Total interest-bearing liabilities	19,231,301	14,240	0.29%	18,778,224	14,197	0.30%	15,160,613	14,584	0.38%
Noninterest-bearing demand deposits	12,198,313			11,304,757			8,812,391
Other liabilities	525,429			504,089			464,320
Total liabilities	31,955,043			30,587,070			24,437,324
Stockholders' equity	3,916,621			3,739,042			3,497,869
Total liabilities and stockholders' equity	$35,871,664			$34,326,112			$27,935,193
Net interest income (1)		$279,777			$270,083			$253,632
Net interest spread (1)			3.21%			3.27%			3.75%
Net interest margin (1)			3.33%			3.40%			3.90%

Total deposits (4)	$30,329,007	$6,417	0.08%	$29,121,810	$7,269	0.10%	$23,329,314	$9,887	0.17%

(1) Tax equivalent.

(2) Includes net loan premium amortization of $2.4 million and $1.5 million and net loan discount accretion of $35,000 for the three months ended September 30, 2021, June 30, 2021, and September 30, 2020, respectively.

(3) Includes tax-equivalent adjustments of $2.2 million, $2.2 million, and $1.6 million for the three months ended September 30, 2021, June 30, 2021, and September 30, 2020 related to tax-exempt income on investment securities. The federal statutory tax rate utilized was 21%.

(4) Total deposits is the sum of total interest-bearing deposits and noninterest-bearing demand deposits.  The cost of total deposits is calculated as annualized interest expense on total deposits divided by average total deposits.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER BALANCE SHEET

	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$174,585	$179,505	$177,199	$150,464	$187,176
Interest-earning deposits in financial institutions	3,524,613	5,678,587	5,517,667	3,010,197	2,766,020
Total cash and cash equivalents	3,699,198	5,858,092	5,694,866	3,160,661	2,953,196
Securities available-for-sale	9,276,926	7,198,608	5,941,690	5,235,591	4,532,614
Federal Home Loan Bank stock	17,250	17,250	17,250	17,250	17,250
Total investment securities	9,294,176	7,215,858	5,958,940	5,252,841	4,549,864
Loans held for sale	-	-	25,554	-	-
Gross loans and leases held for investment	20,588,255	19,580,731	19,055,165	19,153,357	19,101,680
Deferred fees, net	(77,235)	(74,474)	(75,937)	(69,980)	(75,480)
Total loans and leases held for investment, net of deferred fees	20,511,020	19,506,257	18,979,228	19,083,377	19,026,200
Allowance for loan and lease losses	(203,733)	(225,600)	(292,445)	(348,181)	(345,966)
Total loans and leases held for investment, net	20,307,287	19,280,657	18,686,783	18,735,196	18,680,234
Equipment leased to others under operating leases	334,275	313,574	327,413	333,846	286,425
Premises and equipment, net	47,246	39,541	39,622	39,234	40,544
Foreclosed assets, net	13,364	13,227	14,298	14,027	13,747
Goodwill	1,204,118	1,204,118	1,204,092	1,078,670	1,078,670
Core deposit and customer relationship intangibles, net	15,533	18,423	21,312	23,641	26,813
Other assets	970,479	924,497	883,653	860,326	797,223
Total assets	$35,885,676	$34,867,987	$32,856,533	$29,498,442	$28,426,716

LIABILITIES:
Noninterest-bearing deposits	$12,881,806	$11,252,286	$11,017,462	$9,193,827	$9,346,744
Interest-bearing deposits	17,677,939	18,394,748	17,205,829	15,746,890	14,618,951
Total deposits	30,559,745	29,647,034	28,223,291	24,940,717	23,965,695
Borrowings	-	6,625	19,750	5,000	60,000
Subordinated debt	862,447	861,788	465,814	465,812	463,282
Accrued interest payable and other liabilities	545,050	505,859	493,541	491,962	451,508
Total liabilities	31,967,242	31,021,306	29,202,396	25,903,491	24,940,485
STOCKHOLDERS' EQUITY (1)	3,918,434	3,846,681	3,654,137	3,594,951	3,486,231
Total liabilities and stockholders’ equity	$35,885,676	$34,867,987	$32,856,533	$29,498,442	$28,426,716

Book value per share	$32.77	$32.17	$30.68	$30.36	$29.42
Tangible book value per share (2)	$22.57	$21.95	$20.39	$21.05	$20.09
Shares outstanding	119,579,566	119,555,102	119,105,642	118,414,853	118,489,927

(1) Includes net unrealized gain on securities available-for-sale, net	$98,859	$145,516	$106,381	$172,523	$155,474
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER STATEMENT OF EARNINGS

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$246,722	$244,529	$241,544	$242,198	$240,811
Investment securities	40,780	33,954	30,265	28,843	24,443
Deposits in financial institutions	2,580	2,022	1,528	1,135	654
Total interest income	290,082	280,505	273,337	272,176	265,908

Interest expense:
Deposits	6,417	7,269	7,500	8,454	9,887
Borrowings	101	265	193	37	27
Subordinated debt	7,722	6,663	4,375	4,477	4,670
Total interest expense	14,240	14,197	12,068	12,968	14,584

Net interest income	275,842	266,308	261,269	259,208	251,324
Provision for credit losses	(20,000)	(88,000)	(48,000)	10,000	97,000
Net interest income after provision for credit losses	295,842	354,308	309,269	249,208	154,324

Noninterest income:
Service charges on deposit accounts	3,407	3,452	2,934	3,119	2,570
Other commissions and fees	11,792	10,704	9,158	9,974	10,541
Leased equipment income	10,943	10,847	11,354	9,440	9,900
Gain on sale of loans and leases	-	1,422	139	1,671	35
Gain on sale of securities	515	-	101	4	5,270
Other income	24,688	13,946	21,143	15,642	9,936
Total noninterest income	51,345	40,371	44,829	39,850	38,252

Noninterest expense:
Compensation	98,061	90,807	79,882	73,171	75,131
Occupancy	14,928	14,784	14,054	14,083	14,771
Data processing	7,391	7,758	6,957	6,718	6,505
Other professional services	5,164	5,256	5,126	6,800	4,713
Insurance and assessments	3,685	3,745	4,903	5,064	3,939
Intangible asset amortization	2,890	2,889	3,079	3,172	3,751
Leased equipment depreciation	8,603	8,614	8,969	7,501	7,057
Foreclosed assets expense (income), net	165	(119)	1	(272)	335
Acquisition, integration and reorganization costs	200	200	3,425	1,060	-
Customer related expense	4,538	4,973	4,818	4,430	4,762
Loan expense	4,180	4,031	3,193	3,926	3,499
Other expense	9,616	8,812	15,729	10,029	8,939
Total noninterest expense	159,421	151,750	150,136	135,682	133,402

Earnings before income taxes	187,766	242,929	203,962	153,376	59,174
Income tax expense	47,770	62,417	53,556	36,546	13,671
Net earnings	$139,996	$180,512	$150,406	$116,830	$45,503

Basic and diluted earnings per share	$1.17	$1.52	$1.27	$0.99	$0.38
Dividends declared and paid per share	$0.25	$0.25	$0.25	$0.25	$0.25

PACWEST BANCORP AND SUBSIDIARIES
FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020

	(Dollars in thousands)
Performance Ratios:
Return on average assets (1)	1.55%	2.11%	1.94%	1.58%	0.65%
Pre-provision, pre-goodwill impairment, pre-tax net revenue ("PPNR") return on average assets (1)(2)	1.86%	1.81%	2.01%	2.22%	2.22%
Return on average equity (1)	14.18%	19.36%	16.86%	13.14%	5.18%
Return on average tangible equity (1)(2)	21.03%	29.25%	25.67%	19.63%	8.20%
Efficiency ratio	47.2%	47.9%	46.4%	43.6%	45.1%
Noninterest expense as a percentage of average assets (1)	1.76%	1.77%	1.94%	1.84%	1.90%

Average Yields/Costs (1):
Yield on:
Average loans and leases (3)	5.01%	5.18%	5.20%	5.15%	5.01%
Average investment securities (3)	2.12%	2.23%	2.44%	2.50%	2.52%
Average interest-earning assets (3)	3.50%	3.57%	3.86%	4.02%	4.13%
Cost of:
Average interest-bearing deposits	0.14%	0.16%	0.18%	0.22%	0.27%
Average total deposits	0.08%	0.10%	0.11%	0.14%	0.17%
Average interest-bearing liabilities	0.29%	0.30%	0.29%	0.33%	0.38%
Net interest spread (3)	3.21%	3.27%	3.57%	3.69%	3.75%
Net interest margin (3)	3.33%	3.40%	3.69%	3.83%	3.90%

Average Balances:
Assets:
Loans and leases, net of deferred fees	$19,670,671	$19,057,420	$18,927,314	$18,769,214	$19,195,737
Investment securities	8,047,098	6,492,721	5,383,140	4,888,993	4,107,915
Deposits in financial institutions	5,657,768	6,347,764	4,790,231	3,576,335	2,554,349
Interest-earning assets	33,375,537	31,897,905	29,100,685	27,234,542	25,858,001
Total assets	35,871,664	34,326,112	31,415,882	29,334,789	27,935,193
Liabilities:
Noninterest-bearing deposits	12,198,313	11,304,757	10,173,459	9,589,789	8,812,391
Interest-bearing deposits	18,130,694	17,817,053	16,044,091	15,045,451	14,516,923
Total deposits	30,329,007	29,121,810	26,217,550	24,635,240	23,329,314
Borrowings	238,335	225,446	226,053	237,098	181,315
Subordinated debt	862,272	735,725	466,101	463,951	462,375
Interest-bearing liabilities	19,231,301	18,778,224	17,136,245	15,746,500	15,160,613
Stockholders' equity	3,916,621	3,739,042	3,617,248	3,536,425	3,497,869

(1) Annualized.

(2) Non-GAAP measure.

(3) Tax equivalent.

PACWEST BANCORP AND SUBSIDIARIES
FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020

	(Dollars in thousands)
Credit Quality Ratios:
Nonaccrual loans and leases held for investment to loans and leases held for investment	0.31%	0.29%	0.36%	0.48%	0.45%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.38%	0.36%	0.43%	0.55%	0.52%
Classified loans and leases held for investment to loans and leases held for investment	0.69%	0.75%	0.86%	1.39%	1.44%
Provision for credit losses (for the quarter) to average loans and leases held for investment (annualized)	(0.40)%	(1.85)%	(1.03)%	0.21%	2.01%
Net charge-offs (for the quarter) to average loans and leases held for investment (annualized)	0.01%	(0.11)%	0.06%	0.40%	0.75%
Trailing 12 months net charge-offs to average loans and leases held for investment	0.09%	0.27%	0.37%	0.45%	0.36%
Allowance for loan and lease losses to loans and leases held for investment	0.99%	1.16%	1.54%	1.82%	1.82%
Allowance for credit losses to loans and leases held for investment	1.36%	1.54%	2.02%	2.27%	2.33%
Allowance for credit losses to nonaccrual loans and leases held for investment	433.8%	528.4%	566.2%	475.8%	516.9%

PacWest Bancorp Consolidated:
Tier 1 leverage capital ratio (1)	8.05%	7.67%	7.95%	8.55%	8.66%
Common equity tier 1 capital ratio (1)	10.15%	10.41%	10.39%	10.53%	10.45%
Tier 1 capital ratio (1)	10.65%	10.41%	10.39%	10.53%	10.45%
Total capital ratio (1)	14.36%	14.99%	13.60%	13.76%	13.74%
Risk-weighted assets (1)	$26,057,583	$24,274,256	$23,012,350	$22,837,693	$22,114,040

Equity to assets ratio	10.92%	11.03%	11.12%	12.19%	12.26%
Tangible common equity ratio (2)	7.79%	7.80%	7.68%	8.78%	8.71%
Book value per share	$32.77	$32.17	$30.68	$30.36	$29.42
Tangible book value per share (2)	$22.57	$21.95	$20.39	$21.05	$20.09

Pacific Western Bank:
Tier 1 leverage capital ratio (1)	8.40%	8.47%	8.83%	9.53%	9.70%
Common equity tier 1 capital ratio (1)	11.12%	11.51%	11.54%	11.73%	11.70%
Tier 1 capital ratio (1)	11.12%	11.51%	11.54%	11.73%	11.70%
Total capital ratio (1)	13.59%	14.22%	12.80%	12.99%	12.95%

(1) Capital information for September 30, 2021 is preliminary.

(2) Non-GAAP measure.

GAAP TO NON-GAAP RECONCILIATIONS

This press release contains certain non-GAAP financial disclosures for: (1) Pre-provision, pre-goodwill impairment, pre-tax net revenue (“PPNR”), (2) PPNR return on average assets (3) return on average tangible equity, (4) tangible common equity ratio, and (5) tangible book value per share. The Company uses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. In particular, the use of return on average tangible equity, tangible common equity ratio, tangible book value per share, and PPNR is prevalent among banking regulators, investors, and analysts. Accordingly, we disclose the non-GAAP measures in addition to the related GAAP measures of: (1) net earnings, (2) return on average assets, (3) return on average equity, (4) equity to assets ratio, and (5) book value per share.

The tables below present the reconciliations of these GAAP financial measures to the related non-GAAP financial measures:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
PPNR and PPNR Return on Average Assets	2021	2021	2020	2021	2020

	(Dollars in thousands)
Net earnings (loss)	$139,996	$180,512	$45,503	$470,914	$(1,354,404)
Add: Provision for credit losses	(20,000)	(88,000)	97,000	(156,000)	329,000
Add: Goodwill impairment	-	-	-	-	1,470,000
Add: Income tax expense	47,770	62,417	13,671	163,743	38,627
Pre-provision, pre-goodwill impairment, pre-tax net revenue ("PPNR")	$167,766	$154,929	$156,174	$478,657	$483,223

Average assets	$35,871,664	$34,326,112	$27,935,193	$33,887,541	$27,221,102

Return on average assets (1)	1.55%	2.11%	0.65%	1.86%	(6.65)%
PPNR return on average assets (2)	1.86%	1.81%	2.22%	1.89%	2.37%

(1) Annualized net earnings (loss) divided by average assets.

(2) Annualized PPNR divided by average assets.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
Return on Average Tangible Equity	2021	2021	2020	2021	2020

	(Dollars in thousands)
Net earnings (loss)	$139,996	$180,512	$45,503	$470,914	$(1,354,404)
Add: Intangible asset amortization	2,890	2,889	3,751	8,858	11,581
Add: Goodwill impairment	-	-	-	-	1,470,000
Adjusted net earnings	$142,886	$183,401	$49,254	$479,772	$127,177

Average stockholders' equity	$3,916,621	$3,739,042	$3,497,869	$3,758,733	$3,965,453
Less: Average intangible assets	1,221,253	1,224,208	1,107,548	1,212,851	1,594,231
Average tangible common equity	$2,695,368	$2,514,834	$2,390,321	$2,545,882	$2,371,222

Return on average equity (1)	14.18%	19.36%	5.18%	16.75%	(45.62)%
Return on average tangible equity (2)	21.03%	29.25%	8.20%	25.20%	7.16%

(1) Annualized net earnings divided by average stockholders' equity.

(2) Annualized adjusted net earnings divided by average tangible common equity.

Tangible Common Equity Ratio/	September 30,	June 30,	March 31,	December 31,	September 30,
Tangible Book Value Per Share	2021	2021	2021	2020	2020

	(Dollars in thousands, except per share data)
Stockholders' equity	$3,918,434	$3,846,681	$3,654,137	$3,594,951	$3,486,231
Less: Intangible assets	1,219,651	1,222,541	1,225,404	1,102,311	1,105,483
Tangible common equity	$2,698,783	$2,624,140	$2,428,733	$2,492,640	$2,380,748

Total assets	$35,885,676	$34,867,987	$32,856,533	$29,498,442	$28,426,716
Less: Intangible assets	1,219,651	1,222,541	1,225,404	1,102,311	1,105,483
Tangible assets	$34,666,025	$33,645,446	$31,631,129	$28,396,131	$27,321,233

Equity to assets ratio	10.92%	11.03%	11.12%	12.19%	12.26%
Tangible common equity ratio (1)	7.79%	7.80%	7.68%	8.78%	8.71%

Book value per share	$32.77	$32.17	$30.68	$30.36	$29.42
Tangible book value per share (2)	$22.57	$21.95	$20.39	$21.05	$20.09
Shares outstanding	119,579,566	119,555,102	119,105,642	118,414,853	118,489,927

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by shares outstanding.

CONTACTS

Matthew P. Wagner President and CEO 303.802.8900	Bart R. Olson EVP and CFO 714.989.4149	William J. Black EVP Strategy and Corporate Development 919.597.7466